Exhibit 32.1

CERTICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Tilden Associates, Inc. (the “Company”) on Form10-QSB for the period ending March 31, 2011 as filed with the Securities and Exchange Commission on May 19, 2010 (the “Report”), I, Robert Baskind, Chairman, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert Baskind
Robert Baskind,
Chairman, President, Chief Executive Officer and Chief Financial Officer
August 19, 2011